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                                                               EXHIBIT NUMBER 11


                         RISCORP, Inc. and Subsidiaries
                 Statement Re Computation of Per Share Earnings
             For the three and nine months ended September 30, 1996

                                  (Unaudited)
           (Dollars in Thousands Except Share and Per Share Amounts)


                                                                        Three Months Ended
                                                                        September 30, 1996
                                                                        ------------------
Net income                                                                  $       312
Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                             35,639,300
     Redemption contingency for CompSource acquisition                            8,246
     Common stock equivalents - assumed exercise of stock options             1,838,145
                                                                            -----------
          Weighted average common and
            common share equivalents outstanding                             37,485,691
                                                                            -----------

Earnings per share                                                          $       .01
                                                                            -----------

                                                                        Nine Months Ended
                                                                        September 30, 1996
                                                                        ------------------
Net income                                                                  $     9,301
Weighted average common and common share equivalents outstanding:

     Average number of common shares outstanding                            $33,884,758
     Redemption contingency for CompSource acquisition                            6,222
     Common stock equivalents - assumed exercise of stock options             1,829,108
                                                                            -----------
          Weighted average common and
            common share equivalents outstanding                             35,720,088
                                                                            -----------

Earnings per share                                                          $      0.26
                                                                            -----------


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